Exhibit 99.2

3M Company Announces Pricing of Its Cash Tender Offers

ST. PAUL, Minn. — (Oct. 5, 2017) — 3M Company (“3M”) (NYSE: MMM) today announced the pricing of its previously announced tender offers to purchase for cash up to $400,000,000 aggregate principal amount of its 5.70 percent notes due 2037 and 6 3/8 percent debentures due 2028 (each, an “offer,” and collectively, the “offers”). The terms and conditions of the offers are set forth in 3M’s offer to purchase dated Sept. 21, 2017 (the “offer to purchase”). Capitalized terms used but not defined herein have the meanings ascribed to them in the offer to purchase.

Holders (as defined below) of each series of notes who validly tendered and did not validly withdraw in the offers (each series, a “series of notes,” and such notes, collectively, the “notes”) at or prior to 5 p.m., New York City time, on Oct. 4, 2017 (the “early tender deadline”), as reported by the tender agent and information agent, and whose notes were accepted for purchase by 3M, are eligible to receive the total consideration set forth in the column “total consideration” in the table below. Holders of notes who validly tender and do not validly withdraw in the offers after the early tender deadline and at or prior to the expiration date (as defined below), as reported by the tender agent and information agent, and whose notes are accepted for purchase by 3M, will be eligible to receive the tender consideration set forth in the column “tender consideration” in the table below.

The Notes	CUSIP Numbers	Aggregate Principal Amount Outstanding	Acceptance Priority Level	Reference Security	Reference Yield	Bloomberg Reference Page	Fixed Spread (bps)	Total Consideration(1)(2)	Tender Consideration(3)
5.70% Notes due 2037	88579EAC9, US88579EAC93	$750,000,000	1	3.000% due 5/15/2047	2.886%	PX1	+50	$1,327.60	$1,277.60
6 3/8% Debentures due 2028	604059AE5, US604059AE52	$330,000,000	2	2.250% due 8/15/2027	2.346%	PX1	+60	$1,304.15	$1,254.15

(1)             Per $1,000 principal amount of notes validly tendered and not validly withdrawn and accepted for purchase in the applicable offer at or prior to the early tender deadline; included in the applicable total consideration for such series of notes.

(2)             Incudes the early tender premium (as defined below) per $1,000 principal amount of notes for each series of notes as set forth in this table.

(3)             Per $1,000 principal amount of notes validly tendered and not validly withdrawn and accepted for purchase in the applicable offer after the early tender deadline and at or prior to the expiration date; included in the applicable tender consideration for such series of notes.

Subject to the terms and conditions of the offers, holders or beneficial owners (“holders”) of notes who validly tendered and did not validly withdraw their notes at or prior to the early tender deadline, and whose notes are accepted for purchase by 3M, are eligible to receive consideration, per $1,000 principal amount, equal to the applicable total consideration for such series of notes. The total consideration has been determined in the manner described in the offer to purchase by reference to the applicable fixed spread for such series of notes set forth in the column entitled “fixed spread” in the table above, over the applicable yield based on the bid side price of the U.S. Treasury Security set forth for such series of notes in the column entitled “reference security” in the table above, as calculated by the dealer manager (as defined below) at 11 a.m., New York City Time, on Oct. 5, 2017. The total consideration includes an early tender premium equal to $50 per $1,000 principal amount of such series of notes accepted for purchase (the “early tender premium”). Subject to the terms and conditions of the offers, holders who validly tender and do not validly withdraw their notes after the early tender deadline and at or prior to the expiration date, and whose notes are accepted for purchase by 3M, are eligible to receive consideration, per $1,000 principal amount, equal to the tender consideration for such series of notes. The tender consideration is equal to the applicable total consideration less the applicable early tender premium for such series of notes.

The withdrawal deadline of 5 p.m., New York City Time, on Oct. 4, 2017, has passed and the notes tendered pursuant to the offers may no longer validly be withdrawn, subject to applicable law.

The offers will expire at midnight, New York City time, at the end of Oct. 19, 2017, unless extended or earlier terminated (such time and date, as the same may be extended with respect to one or more series of notes, the “expiration date”).

3M’s obligation to accept for purchase, and to pay for, notes that are validly tendered and not validly withdrawn pursuant to the offers is conditioned on the satisfaction or waiver by 3M of a number of conditions. 3M may amend, extend or, subject to certain conditions and applicable law, terminate any or all of the offers at any time in its sole discretion.

J.P. Morgan Securities LLC is acting as dealer manager (the “dealer manager”) and D.F. King & Co., Inc. is acting as the tender agent and information agent for the offers. Requests for documents may be directed to D.F. King & Co., Inc. at (800) 330-5897 (toll free) or (212) 269-5550 (banks and brokers). Questions regarding the offers may be directed to J.P. Morgan Securities LLC at (866) 834-4666 (toll free) or (212) 834-3260 (collect). Copies of the offer to purchase, along with any amendments and supplements thereto, may be obtained for free at www.dfking.com/mmm.

This announcement is for informational purposes only and is not an offer to purchase or sell or a solicitation of an offer to purchase or sell, with respect to any securities. The offers to purchase the notes are only being made pursuant to the terms of the offer to purchase. The offers are not being made in any state or jurisdiction in which such offers would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. None of 3M, the dealer manager or the tender agent and information agent is making any recommendation as to whether or not holders should tender their notes in connection with the offers.

Forward-Looking Statements

This news release contains forward-looking information about 3M’s financial results and estimates and business prospects that involve substantial risks and uncertainties. You can identify these statements by the use of words such as “anticipate,” “estimate,” “expect,” “aim,” “project,” “intend,” “plan,” “believe,” “will,” “should,” “could,” “target,” “forecast” and other words and terms of similar meaning in connection with any discussion of future operating or financial performance or business plans or prospects. Among the factors that could cause actual results to differ materially are the following: (1) worldwide economic, political, and capital markets conditions and other factors beyond 3M’s control, including natural and other disasters or climate change affecting the operations of 3M or its customers and suppliers; (2) the 3M’s credit ratings and its cost of capital; (3) competitive conditions and customer preferences; (4) foreign currency exchange rates and fluctuations in those rates; (5) the timing and market acceptance of new product offerings; (6) the availability and cost of purchased components, compounds, raw materials and energy (including oil and natural gas and their derivatives) due to shortages, increased demand or supply interruptions (including those caused by natural and other disasters and other events); (7) the impact of acquisitions, strategic alliances, divestitures, and other unusual events resulting from portfolio management actions and other evolving business strategies, and possible organizational restructuring; (8) generating fewer productivity improvements than estimated; (9) unanticipated problems or delays with the phased implementation of a global enterprise resource planning (ERP) system, or security breaches and other disruptions to the 3M’s information technology infrastructure; (10) financial market risks that may affect 3M’s funding obligations under defined benefit pension and postretirement plans; and (11) legal proceedings, including significant developments that could occur in the legal and regulatory proceedings described in the 3M’s Annual Report on Form 10-K for the year ended Dec. 31, 2016, and any subsequent quarterly reports on Form 10-Q (the “Reports”). Changes in such assumptions or factors could produce significantly different results. A further description of these factors is located in the Reports under “Cautionary Note Concerning Factors That May Affect Future Results” and “Risk Factors” in Part I, Items 1 and 1A (Annual Report) and in Part I, Item 2 and Part II, Item 1A (Quarterly Reports). The information contained in this news release is as of the date indicated. 3M assumes no obligation to update any forward-looking statements contained in this news release as a result of new information or future events or developments.

About 3M

At 3M, we apply science in collaborative ways to improve lives daily. With $30 billion in sales, our 90,000 employees connect with customers all around the world. Learn more about 3M’s creative solutions to the world’s problems at www.3M.com or on Twitter @3M or @3MNews.

Media Contact:

Lori Anderson, 651-733-0831

Investor Contact:

Bruce Jermeland, 651-733-1807